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                                                                   Exhibit 10.44


                           LOAN AND SECURITY AGREEMENT




                           Dated September 12, 1997

                                 by and between



                              ROADHOUSE GRILL, INC.
                                   as Borrower


                                   65-0367604
                        (Federal Tax ID No. of Borrower)


                                       and


                           FINOVA CAPITAL CORPORATION
                                    as Lender


                                   $15,000,000
                                 Amount of Loan


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                           LOAN AND SECURITY AGREEMENT


     AGREEMENT, dated as of September 12, 1997, by and between ROADHOUSE GRILL, INC., a Florida corporation ("BORROWER"), having its principal place of business at 6600 N. Andrews Avenue, Suite 160, Ft. Lauderdale, Florida 33309; and FINOVA CAPITAL CORPORATION, a Delaware corporation ("LENDER"), having a place of business at 115 West Century Road, Paramus, New Jersey 07652.

                              W I T N E S S E T H :

         WHEREAS, Borrower has requested Lender to make a loan to Borrower and Lender is willing to make such loan to Borrower upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

                      ARTICLE 1. DEFINITIONS; CONSTRUCTION

         1.1      DEFINITIONS.

         In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms have the following meanings, respectively, unless the context hereof otherwise clearly requires:

         "AGREEMENT" means this Loan and Security Agreement as amended, modified or supplemented from time to time.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banking institutions are authorized or obligated to close in New Jersey or Arizona.

         "CLOSING DATE" means the date on which the parties enter into this Agreement.

         "COLLATERAL" means all assets of Borrower in which Borrower has granted or will grant a Lien to Lender, pursuant to this Agreement, the Mortgages or otherwise, including those assets described and defined as Collateral in Section
3.1 and the real property and Improvements described in the Mortgages.

         "CONSTITUENT DOCUMENTS" means the certificate of incorporation, certificate of organization, agreement of partnership or limited partnership, organizational agreement, operating agreement, by-laws, or such other similar document



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pursuant to which Borrower is organized or its affairs are governed.

         "DEFAULT" means an event which with notice or lapse of time, or both, would constitute an Event of Default.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EVENT OF DEFAULT" means any of the Events of Default described in
Section 7.1 hereof.

         "EXECUTIVE OFFICER" means the President, the Chief Executive Officer, or the Chief Financial Officer of Borrower elected from time to time.

         "FRANCHISE" means Roadhouse Grill.

         "GAAP" means generally accepted accounting principles in the United States of America (as such principles may change from time to time) applied on a consistent basis (except for changes in application in which Borrower's independent certified public accountants concur), applied both to classification of items and amounts.

         "INTEREST RATE" means the Index Rate plus three (3.00%) percent. The "INDEX RATE" shall be the highest yield, as published in THE WALL STREET JOURNAL, on the Friday preceding the Closing Date, for Treasury Notes having a maturity date on or closest to the Maturity Date. Interest shall be calculated on the basis of a year of 360 days and twelve months of thirty (30) days each and charged on a daily basis.

         "LAW" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any government or governmental agency.

         "LEGAL REQUIREMENTS" means any and all present and future judicial, and administrative rulings or decisions, and any and all present and future federal, state, and local laws, ordinances, rules, regulations, permits and certificates, in each case, in any way applicable to Borrower (or the ownership or use of the Collateral or its other assets) or this transaction.

         "LIEN" means any mortgage, pledge, lien, security interest (including without limitation any conditional sale or other title retention agreement), grant of a leasehold, charge or other encumbrance of any nature whatsoever, and also means the filing


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of or the agreement to give any financing statement or analogous document under the UCC or analogous law of any jurisdiction.

         "LOAN" has the meaning given to such term in Section 2.1 hereof.

         "LOAN DOCUMENTS" means this Agreement, the Note, the Mortgage, and any other agreements, instruments and documents required to be, or which are, executed by Borrower in connection with this Agreement or the Loan (as the same may from time to time be amended, modified or supplemented).

         "LOAN YEAR(S)" means each of 365 or 366 (as the case may be) consecutive days commencing on the first payment date of the Loan and each anniversary date thereof.

         "MATURITY DATE" means the date upon which the one hundred eighty (180) consecutive monthly payment of principal and interest is scheduled to be due.

         "MORTGAGE(S)" means the Mortgage and Security Agreements, each in form and substance satisfactory to Lender, executed by Borrower, pursuant to which Borrower will grant to Lender a first priority Lien on and mortgage covering all real and personal property and improvements at the Premises.

         "NOTE" means the promissory note of Borrower executed and delivered by Borrower under this Agreement, in substantially the form annexed hereto as Exhibit A with the blanks appropriately filled in.

         "OBLIGATIONS" means all of the indebtedness, liabilities and obligations of every kind and nature of Borrower to Lender, now existing or hereafter arising, arising under, in connection with or evidenced by this Agreement, the Note, or the other Loan Documents.

         "OFFICE", when used in connection with Lender, means its office located at 115 West Century Road, Paramus, New Jersey 07652, or such other office of Lender as may be designated in writing from time to time by Lender to Borrower.

         "PERSON" means an individual, corporation, limited liability company, national banking association, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), governmental authority or agency, or any other entity.



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         "PLAN" means any employee benefit plan which is covered by ERISA and which is maintained by Borrower or, in the case of a plan to which more than one employer contributes, to which Borrower made contributions at any time within the five plan years preceding the date of termination.

         "PREMISES" means the premises described on Schedule B annexed hereto.

         "TERM" means the period beginning on the first payment date following the Closing Date and ending on the Maturity Date.

         "UCC" means the Uniform Commercial Code as adopted in the State of Arizona.

         1.2      GENERAL INTERPRETIVE PRINCIPLES.

         For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires:

                             (i) any pronoun used shall be deemed to cover both
gender forms as well as the neuter form;

                             (ii) all references to the plural shall include the
singular, the singular, the plural, and the part of the whole;

                             (iii) the word "or" has the inclusive meaning
frequently identified by the phrase "and/or";

                             (iv) accounting terms not otherwise defined herein
have the meanings assigned to them in accordance with GAAP;

                             (v) the words "herein", "herewith", "hereunder" and
"hereof" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement;

                             (vi) references herein to "Articles", "Sections",
"Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                             (vii) a reference to a Subsection without further
reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;




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                             (viii) the term "include" or "including" shall
mean, without limitation, by reason of enumeration; and

                             (ix) the term "satisfactory to Lender" or
"satisfaction of Lender" or "satisfactory to counsel" or "satisfaction of counsel" or other similar terms means satisfactory to Lender or its counsel in its sole and absolute discretion.

                               ARTICLE 2. THE LOAN

         2.1      THE LOAN.

         Subject to the terms and conditions and relying upon the representations and warranties herein set forth, including, without limitation, the fulfillment of each and every condition of lending, Lender agrees to make a Loan to Borrower in the principal amount of Fifteen Million Dollars ($15,000,000) (the "Loan").

         2.2      USE OF PROCEEDS.

         The proceeds of the Loan shall be used by Borrower solely to refinance the existing debt of Borrower secured by Liens on the Premises and to provide Borrower with expansion capital.

         2.3      THE NOTE.

         The obligation of Borrower to repay the Loan and to pay interest thereon shall be evidenced by the Note. The Note shall be dated the Closing Date and shall be executed by Borrower delivered to Lender on the Closing Date.

         2.4      DISBURSEMENT.

         Subject to the conditions set forth herein, Lender shall, on the Closing Date, credit, by wire transfer, the amount of the Loan to the account of the Person or Persons specified in writing by Borrower.

         2.5      LOAN ACCOUNT.

         Lender shall maintain a loan account on its books in the name of Borrower for the Loan in which will be recorded all payments of principal thereof and all accruals and payments of interest thereon. The entries in the loan account (in the absence of manifest error in the making thereof) shall be conclusive evidence of the outstanding principal thereof and accrued interest thereon from time to time. Lender shall provide Borrower with statements of said account from time to time on request.



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         2.6      INTEREST RATES.

                  2.6.1 INTEREST PRIOR TO MATURITY. Prior to maturity (whether by acceleration or otherwise) the unpaid principal amount of the Loan shall bear interest at the Interest Rate.

                  2.6.2 INTEREST AFTER MATURITY. Commencing with the day after the principal amount of any part of the Loan shall have become due and payable (by acceleration or otherwise), such part of the Loan or the entire Loan (as the case may be) shall bear interest at the daily rate of five percent (5%) per annum above the Interest Rate (the "Default Rate").

                  2.6.3 MAXIMUM RATE. Lender and Borrower intend the Loan Documents to comply in all respects with all provisions of Law and not to violate, in any way, any legal limitations on interest charges. Accordingly, if, for any reason, Borrower is required to pay, or has paid, interest at a rate in excess of the highest rate of interest which may be charged by Lender or which Borrower may legally contract to pay under applicable law (the "Maximum Rate"), then the Interest Rate shall be deemed to be reduced, automatically and immediately, to the Maximum Rate, and interest payable hereunder shall be computed and paid at the Maximum Rate and the portion of all prior payments of interest in excess of the Maximum Rate shall be deemed to have been prepayments of the outstanding principal of the Loan and applied to the installments in the inverse order of their maturities.

         2.7      PAYMENTS.

                  2.7.1 TIME; PLACE; MANNER. All payments to be made in respect of principal, interest, or other amounts due from Borrower hereunder or under the Note shall become due at 12:00 o'clock noon, New Jersey time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. Such payments shall be made to Lender in lawful money of the United States of America in immediately available funds.

                  2.7.2 PAYMENTS OF PRINCIPAL AND INTEREST. The Loan, together with interest thereon at the Interest Rate, shall be repaid in one hundred eighty (180) equal consecutive monthly payments of principal and interest each in an amount which will fully amortize the Loan at the Interest Rate over the Term. If the Closing Date is not the first day of the month, the first such monthly payment of principal and interest shall be due and payable on the first day of the second month succeeding the Closing Date and the payments shall continue on a like day in each and every month thereafter through and including the Maturity Date, and Borrower shall pay, at the Closing Date, interest only, at the Interest Rate, from the Closing Date to the last day of the month in which the Closing Date occurs. If the


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Closing Date is the first day of a month, the first such monthly payment of principal and interest shall be due on the first day of the immediately succeeding month. Lender shall compute the amount of each payment and advise Borrower of such amount. The entire unpaid principal balance which was not payable earlier, whether due to regularly scheduled payments, acceleration or otherwise, together with any unpaid interest, fees, costs and charges shall be due and payable on the Maturity Date. After the maturity of all or any part of the Loan (by acceleration or otherwise), interest on the Loan or such part thereof shall be due and payable at the Default Rate on demand.

                  2.7.3 APPLICATION OF PAYMENTS. Each payment under this Agreement and the other Loan Documents shall be applied, first to fees, costs, expenses and charges, if any, owing to Lender, then to interest as may be due hereunder, and the balance of such payment shall be applied to the principal balance of the Loan.

                  2.7.4 NET PAYMENTS. All payments hereunder and under the Note shall be made by Borrower to Lender without defense, set-off, claim or counterclaim and without deduction for any present or future income, stamp or other taxes, levies, imposts, deductions, charges or withholdings whatsoever imposed, assessed, levied or collected by or for the benefit of any jurisdiction or taxing authority. In addition, Borrower shall pay any and all taxes (stamp or otherwise) payable or determined to be payable in connection with the execution and delivery of this Agreement, the Note and the other Loan Documents and on all payments to be made by Borrower hereunder and under the Note and the other Loan Documents (other than Lender's income taxes) and all taxes payable in connection with or related to the Collateral.

         2.8 PREPAYMENTS. Borrower may only prepay the Loan in accordance with the terms of the Note and Article 9 below.

                               ARTICLE 3. SECURITY

         3.1      SECURITY.

         As security for the full and timely payment and performance of all of the Obligations of Borrower to Lender, Borrower hereby assigns, pledges, transfers and sets over to Lender, and hereby agrees that Lender shall have, and hereby grants to and creates in favor of Lender, a first mortgage lien and a first security interest under the UCC subject to no other Liens, in and to the following, in each case whether now existing or hereafter arising, now owned or hereafter acquired, wherever located ("Collateral"):




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                  3.1.1 All real and personal property and fixtures of Borrower, of every kind and description, including, without limitation, equipment, furniture, machinery, licenses and permits as located on and or used in connection with the Premises, subject only to any prior encumbrances on equipment at the Premises, as previously disclosed to Lender; and

                  3.1.2 All accessions and additions thereto, substitutions for, and all replacements of, any and all of the foregoing, and all proceeds of the foregoing, cash and non-cash, including insurance proceeds.

         3.2      LENDER HAS RIGHTS AND REMEDIES OF A SECURED PARTY.

         In addition to all rights and remedies given to Lender by this Agreement, Lender shall have all the rights and remedies of a secured party under the UCC.

         3.3      ADDITIONAL PROVISIONS APPLICABLE TO THE COLLATERAL.

         The parties agree that, at all times during the term of this Agreement, the following provisions shall be applicable to the Collateral:

                  3.3.1 Borrower covenants and agrees that it will keep accurate and complete books and records concerning the Collateral owned or acquired by it in accordance with GAAP.

                  3.3.2 Lender shall have the right to review the books and records of Borrower pertaining to the Collateral and to copy the same and to make excerpts therefrom, all at such reasonable times upon reasonable notice and as often as Lender may reasonably request.

                  3.3.3 Borrower shall maintain and keep its principal place of business and its chief executive office at the address set forth at the beginning of this Agreement, and at no other location without giving Lender at least thirty (30) days prior written notice of any move. Borrower shall maintain and keep its records concerning the Collateral at such address and at no other location without giving Lender at least thirty (30) days prior written notice of any move. Borrower shall keep all Collateral only at the Premises. Borrower may not move the Collateral without the prior written consent of Lender.

                  3.3.4 Except for Liens granted to Lender, Borrower shall not sell, lease, transfer or otherwise dispose of or encumber any of the Collateral.

                  3.3.5 Borrower shall cause the Collateral to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and


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shall promptly make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable to that end.

                  3.3.6 Borrower shall not affix or permit the Collateral to become affixed to real estate or to any other goods, and such Collateral shall remain personal property, whether or not so affixed.

         3.4      CERTAIN COVENANTS.

         Borrower covenants and agrees with Lender for the benefit of Lender that:

                  3.4.1 Borrower has and will have good and merchantable title to all of its assets, including the Collateral, in each case as from time to time owned or acquired by it, and shall keep the Collateral free and clear of all Liens, other than those granted to Lender. Borrower will defend such title against the claims and demands of all Persons whomsoever.

                  3.4.2 Borrower will faithfully preserve and protect Lender's Liens in the Collateral and will, at its own cost and expense, cause said Liens to be perfected and continued perfected, and for such purpose Borrower will from time to time at the request of Lender and at the expense of Borrower, make, execute, acknowledge and deliver, and file or record, or cause to be filed or recorded, in the proper filing places, all such instruments, documents and notices, including without limitation financing statements and continuation statements, as Lender may deem necessary or advisable from time to time in order to perfect and continue perfected said security interest. Borrower will do all such other acts and things and make, execute, acknowledge and deliver all such other instruments and documents, including without limitation further security agreements, pledges, endorsements, assignments and notices, as Lender may deem necessary or advisable from time to time in order to perfect and preserve the priority of said Liens as a first and only Lien on and security interest in the Collateral prior to the rights of all other Persons therein or thereto.

                  3.4.3 Borrower will not, without the prior written consent of Lender, (i) borrow or permit any Person to borrow against the Collateral other than the Loan to Borrower from Lender pursuant to this Agreement; (ii) create, incur, assume or suffer to exist any Lien with respect to any of the Collateral;
(iii) permit any levy or attachment to be made against any of the Collateral except any levy or attachment relating to this Agreement; or (iv) permit any mortgage/deed of trust or financing statement to be on record file with respect to any of the Collateral, except mortgages/financing statements in favor of Lender.



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                  3.4.4 Risk of loss of, damage to or destruction of the
Collateral is and shall remain upon Borrower. Borrower will insure the Collateral as provided in Section 6.3 of this Agreement. If Borrower fails to effect and keep in full force and effect such insurance or fails to pay the premiums thereon when due, Lender may do so for the account of Borrower and add the cost thereof to the Obligations and the same shall be payable to Lender on demand. Borrower hereby assigns and sets over unto Lender for the benefit of Lender all moneys which may become payable on account of such insurance, including without limitation any return of unearned premiums which may be due upon cancellation of any such insurance, and directs the insurers to pay Lender any amount so due. The proceeds of insurance shall be applied to reduction of the Obligations in any order Lender may choose or, in Lender's sole discretion, to the repair or replacement of the Collateral, or any part thereof, in which case Lender may impose such conditions on the disbursement of the proceeds as Lender in its sole discretion deems appropriate.

                    ARTICLE 4. REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Lender that:

         4.1      ORGANIZATION AND QUALIFICATION.

         Borrower is duly organized, validly existing and in good standing as a corporation under the Laws of the State of Florida with full power and authority to own its properties and to transact its business as now transacted and as contemplated to be transacted. Borrower is qualified and in good standing to transact business in the States of Florida and South Carolina.

         4.2      AUTHORITY AND AUTHORIZATION.

         Borrower has full power and authority to execute, deliver and carry out the provisions of this Agreement, the Note, the Mortgages and the other Loan Documents to which it is a party, to borrow hereunder and under the other Loan Documents and to create the Liens provided for herein, and to perform its obligations hereunder and thereunder, and all such action has been duly and validly authorized by all necessary proceedings on its part.

         4.3      EXECUTION AND BINDING EFFECT.

         This Agreement, the Note, the Mortgages and the other Loan Documents to which Borrower is a party have been duly and validly executed and delivered by Borrower and constitute the legal, valid and binding obligation of Borrower enforceable in accordance with their respective terms.




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         4.4      AUTHORIZATIONS AND FILINGS.

         Except for the filing of UCC financing statements and the recording of the Mortgages with the recorder of deeds of the applicable jurisdictions, no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any governmental authority is or will be necessary or advisable in connection with the execution and delivery of this Agreement, the Note, the Mortgages, the other Loan Documents or the consummation by Borrower of the transactions herein and therein contemplated, or performance by Borrower of or compliance by Borrower with, the terms and conditions hereof or thereof.

         4.5      ABSENCE OF CONFLICTS.

         Neither the execution and delivery of this Agreement, the Note, or the other Loan Documents, nor consummation of the transactions herein or therein contemplated nor performance of, or compliance with the terms and conditions hereof or thereof will (a) result in any violation or breach of (i) the provisions of Borrower' Constituent Documents, or (ii) any Law, or the order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower, or any of their respective properties, or (iii) any agreement, bond, note, instrument or indenture to which Borrower is a party or pursuant to which any of their respective properties are affected, or (b) result in the creation or imposition of any Lien upon any property (now owned or hereafter acquired) of Borrower, except for the Lien created by this Agreement.

         4.6      FINANCIAL STATEMENTS.

         Borrower has heretofore furnished to Lender certain financial statements and related financial information ("Financial Statements"). Such Financial Statements (including the notes thereto) present fairly the financial condition of Borrower as of the dates of the balance sheets contained therein, and the results of its operations for the periods then ended, all in conformity with GAAP on a basis consistent with that of Financial Statements for corresponding prior periods. Except as disclosed therein, the Borrower has no material contingent liabilities (including liabilities for taxes), unusual forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments.

         4.7      MAINTENANCE AS A FRANCHISE RESTAURANT.

         Borrower shall maintain the Premises as a Franchise restaurant throughout the Term. Notwithstanding the foregoing, after the anniversary of the Second Loan Year and provided no Event of Default exists (as hereinafter defined), Borrower shall


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have the right to close for business only one Franchise restaurant at any particular time during the Term, provided Borrower pays Lender all sums due as set forth in Article 9 hereof at the earlier of the sale of such closed Franchise restaurant or one hundred eighty (180) days from such closing of a Franchise restaurant.

         4.8      NO DEFAULTS.

         There is no Default under the Loan Documents.

         4.9      LITIGATION.

         There is no pending or threatened claim or proceeding by or before any court or governmental agency against or affecting Borrower which, if adversely decided would have a material adverse effect on the business, operations or financial condition of Borrower or on the ability of Borrower to perform its obligations under this Agreement, the Note or the other Loan Documents or on the Collateral.

         4.10     TITLE TO COLLATERAL.

         Borrower has good title to all of its assets, including, without limitation, the Collateral and all assets reflected in the most recent balance sheet referred to in Section 5.6 hereof, free and clear of all Liens covering the Collateral, other than the Liens granted hereunder to Lender covering the Collateral, which are and will at all times be perfected first Liens covering the Collateral.

         4.11     TAXES.

         All tax returns required to be filed by Borrower have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon Borrower or upon any of its properties, incomes, sales or franchises which are due and payable have been paid.

         4.12     FINANCIAL ACCOUNTING PRACTICES.

         Borrower makes and keeps books, records and accounts which, in reasonable detail, accurately and fairly reflect Borrower's transactions and dispositions of its assets.

         4.13     POWER TO CARRY ON BUSINESS.

         Borrower has all requisite power and authority to own and operate their respective properties and to carry on its businesses as now conducted and as presently planned to be conducted.



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         4.14  NO MATERIAL ADVERSE CHANGE.

         Since the date of the Financial Statements referred to in Section 5.6, there has been no material adverse change in the business, operations or financial condition of Borrower.

         4.15  COMPLIANCE WITH LAWS.

         The Borrower is not in violation of any Law, except for violations which in the aggregate do not have a material adverse effect on the business, operations or financial condition of Borrower or on the Collateral.

         4.16  COMPLIANCE WITH AGREEMENTS.

         The Borrower is not default under any agreement, bond, note, indenture or contract, except for defaults which in the aggregate do not have a material adverse effect on the business, operation or financial condition of Borrower or on the Collateral.

         4.17  BANKRUPTCY.

         The Borrower has not made or contemplates an assignment for the benefit of creditors. No application or petition has been filed for the appointment of a custodian, trustee, receiver or agent to take possession of the Collateral, or to take possession of any of the other properties or assets of Borrower. Borrower is generally paying its debts as such debts become due. The Borrower is not "insolvent" as that term is defined in Section 101(26) of the "Bankruptcy Code" (Title 11 of the United States Code, 11 U.S.C. Section 101, et seq.) or would be insolvent after giving effect to the Loan and the transactions contemplated by the Loan Documents. The Borrower has not filed a petition with the Bankruptcy Court under the Bankruptcy Code, or commenced any proceeding relating to Borrower under any bankruptcy or reorganization statute or under any arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction. No petition or application of the type described above has been filed or commenced against Borrower, in which (i) Borrower, by any act, has indicated or intends to indicate its approval thereof, consent thereto, or acquiescence therein; (ii) an order has been or is expected to be entered appointing any such custodian, trustee, receiver or agent, adjudicating Borrower bankrupt or insolvent, or approving such petition or application in any such proceeding; (iii) the Bankruptcy Court has ordered or is expected to order relief against Borrower under the Bankruptcy Code; or (iv) such petition or application was not dismissed within ninety (90) days of such filing or commencement.




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         4.18     ACCURATE AND COMPLETE DISCLOSURE.

         No representation or warranty made by Borrower in this Agreement and no statement made by Borrower in the Financial Statements furnished pursuant to
Section 5.6 hereof or otherwise, or any certificate, report, exhibit or document furnished by Borrower to Lender pursuant to or in connection with this Agreement or the Loan is false or misleading in any material respect (including by omission of material information necessary to make such representation, warranty or statement not misleading).

         4.19     REGULATIONS G AND U.

         Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock", as such term is used in Regulations G or U promulgated by the Board of Governors of the Federal Reserve System as amended from time to time. No part of the proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any "margin stock". Borrower does not own any "margin stock".

         4.20     PERFECTION.

         There are no other Liens covering the Collateral, except as previously disclosed to Lender.

         4.21     PLACE OF BUSINESS.

         Both the place of business (or chief executive office if there is more than one place of business) of Borrower and the place where it keeps its corporate records concerning the Collateral and all of its interest in, to and under this Agreement are located at the address set forth at the beginning of this Agreement.

         4.22     LOCATION OF COLLATERAL.

         For all purposes, including, without limitation, perfection of security interests therein under Article 9 of the UCC, the Collateral is deemed located and at all times shall be located at the Premises.

         4.23     NAME CHANGES, MERGERS, ACQUISITIONS.

         Borrower has not within the six-year period immediately preceding the Closing Date, changed its name, been the surviving entity of a merger or consolidation, or acquired all or substantially all of the assets of any Person.

                              ARTICLE 5. COVENANTS

         Borrower covenants that from and after the date hereof and until payment in full of the Note and interest thereon and all other amounts due from Borrower hereunder or under the Note or the other Loan Documents, unless Lender shall otherwise consent in writing:

         5.1      REPORTING AND INFORMATION REQUIREMENTS.

                  5.1.1 ANNUAL FINANCIAL STATEMENTS. As soon as practicable, and in any event within ninety (90) days after the close of each fiscal year of Borrower, Borrower shall furnish to Lender its annual audit reports for such year for Borrower including audited statements of income, retained earnings and changes in financial position of Borrower for such fiscal year and audited balance sheets of Borrower as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year where such presentation is appropriate under GAAP, certified without qualification by independent certified public accountants of recognized standing selected by Borrower and satisfactory to Lender, together with (or included in such certification) a written statement of such accountants substantially to the effect that (i) such accountants examined such financial statements in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as they considered necessary in the circumstances and (ii) in the opinion of such accountants such financial statements present fairly the financial position of Borrower as of the end of such fiscal year and the results of its operations and the changes in its financial position for the fiscal year then ended, in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year (except for changes in application in which such accountants concur).

                  5.1.2 QUARTERLY FINANCIAL STATEMENTS. Within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, Borrower shall furnish to Lender a copy of its interim financial statements of the type described in Section 5.1.1 above, certified by an Executive Officer of Borrower or if Borrower chooses, audited, as set forth in
Section 5.1.1 above, and certified by an Executive Officer of Borrower.

                  5.1.3 FURTHER REQUESTS. Borrower will promptly furnish to Lender such other information (financial or otherwise) concerning Borrower, its assets or the Collateral in such form as Lender may reasonably request.

                  5.1.4 COMPLIANCE CERTIFICATES. At the same time Borrower delivers the financial statements required under the provisions of Sections
5.1.1 and 5.1.2, Borrower shall furnish to Lender a certificate of an Executive Officer to the effect that no Default or Event of Default exists, or, if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement. Such certificate shall be accompanied by a detailed calculation indicating compliance with Article 5 hereof.

                  5.1.5 NOTICE OF EVENT OF DEFAULT. Promptly upon becoming aware of any Default or Event of Default, Borrower shall give Lender notice thereof, together with a written statement of a Chief Executive Officer of Borrower setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by Borrower.

                  5.1.6 NOTICE OF MATERIAL ADVERSE CHANGE. Promptly upon becoming aware thereof, Borrower shall give Lender written notice about any material adverse change in the business, operations or financial condition of Borrower or on the Collateral or on the ability of Borrower to perform their obligations under this Agreement, the Note or the other Loan Documents.

                  5.1.7 NOTICE OF MATERIAL PROCEEDINGS. Promptly upon becoming aware thereof Borrower shall give Lender written notice of the commencement, existence or threat of any proceeding by or before any court or administrative agency against or affecting Borrower or the Collateral which, if adversely decided, would have a material adverse effect on the business, operations or financial condition of Borrower or on the ability of Borrower to perform its obligations under this Agreement, the Note, the other Loan Documents or on the Collateral.

                  5.1.8 VISITATION. Borrower shall permit such persons as Lender may designate to visit and inspect the Collateral and to examine the books and records of Borrower and take copies and extracts therefrom, and to discuss its affairs with officers of Borrower and its independent accountants, at such reasonable times and as often as Lender may reasonably request.

                  5.1.9 OTHER DELIVERIES. Promptly upon their becoming available, Borrower shall furnish to Lender, copies of all registration statements and any amendments and supplements thereto and any regular and periodic reports filed by Borrower with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of said commissions and all letters of comment or correspondence sent to Borrower from such exchanges or to such exchanges from Borrower.

         5.2      PRESERVATION OF EXISTENCE AND FRANCHISES.

                  5.2.1 The Borrower shall not enter into any merger, reorganization or consolidation, or wind up, liquidate or dissolve, nor agree to do any of the foregoing.

                  5.2.2 Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction in which it is required to be qualified by reason of the location of the properties owned or leased by it or the conduct of its business.

                  5.2.3 Borrower shall do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its corporate existence and all permits, licenses, rights and privileges necessary or appropriate for the conducting of its restaurant business as now and hereafter conducted. Borrower shall not change its name, except as Borrower may use trade names. Borrower shall continue to engage in the same kind of restaurant business and shall not make any material change in its business or in the nature of its operations or engage in any unrelated line of business.

                  5.2.4 Borrower will comply with all Laws relative to the conduct of its business or the location of the properties owned or leased by it, the non-compliance with which could have a material adverse effect on the business, operations, assets or financial or other condition of Borrower, as contemplated hereby, or the ability of Borrower to perform its Obligations under this Agreement, the Note or the other Loan Documents and will obtain or cause to be obtained as promptly as possible any permit, license, consent, privilege or approval of any governmental authority and make any filing or registration therewith which at the time shall be required with respect to the performance of its Obligations under this Agreement, the Note or the other Loan Documents or for the operation of its business as presently conducted or as contemplated by it.

                  5.2.5 Borrower shall not (a) convey, assign, sell, mortgage, encumber, pledge, hypothecate, grant a security interest in, grant options with respect to, lease or otherwise dispose of all or any part of any legal or beneficial interest in any part or all of the Collateral (including, without limitation, the Premises) or any interest therein; or (b) convey, assign, transfer or otherwise dispose of a material portion of its assets (other than the Collateral, the prohibition on transfer of which is governed by subparagraph
(a) above).

         5.3      INSURANCE.

         Borrower shall, at its own expense, maintain and deliver evidence to Lender of such insurance as required by Lender under the Mortgages.

         5.4      PAYMENT OF TAXES AND OTHER POTENTIAL CHARGES.

         Borrower shall pay or discharge

                  5.4.1 all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties, including the Collateral, or income (including such as may arise under ERISA or any similar provision of law), on or prior to the date on which penalties attach thereto; and

                  5.4.2 all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property, on or prior to the date when due; PROVIDED, that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, Borrower need not pay or discharge any such tax, assessment, charge, levy, claim or current liability so long as (i) the validity thereof is contested in good faith and by appropriate proceedings diligently pursued, (ii) in Lender's sole judgment there is no reasonably foreseeable risk of forfeiture of the Collateral, and (iii) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor, and so long as such failure to pay or discharge does not have a material adverse effect on the business, operations or financial condition of Borrower or the Collateral.

         5.5      FINANCIAL ACCOUNTING PRACTICES.

         Borrower shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its business, including all transactions and dispositions of its assets, all prepared in accordance with GAAP. Lender and/or its agents shall have the right to review the books and records of Borrower and to photocopy the same and to make excerpts therefrom, at all reasonable times and upon reasonable notice and as often as Lender may reasonably request.

         5.6      COMPLIANCE WITH LAWS.

         Borrower shall comply with all applicable Laws in all respects, PROVIDED, that Borrower shall not be deemed to be in violation of this Section
5.6 as a result of any failures to comply which would not result in fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, would not materially affect the business or operations of Borrower or the ability of Borrower to perform its obligations under this Agreement, the Note or the other Loan Documents or the Collateral.

         5.7      MATERIAL OBLIGATIONS.

         Borrower shall pay and satisfy, when due, all material liabilities and obligations, including, without limitation, all obligations under all leases (real or personal property) to which it is a party.

         5.8      MAINTENANCE OF COLLATERAL.

         Borrower will maintain and preserve the Collateral in good condition, repair and working order, promptly repairing, replacing or rebuilding any part of the Collateral which may be destroyed by any casualty, or become damaged, worn or dilapidated.

         5.9      MAINTENANCE OF PRINCIPAL PLACE OF BUSINESS.

         Borrower shall maintain and keep its principal place of business and chief executive office at the address set forth at the beginning of this Agreement, and at no other location without giving Lender at least thirty (30) days prior written notice of any move. Borrower shall maintain and keep its records at such address and at no other location without giving Lender at least thirty (30) days prior written notice of any move.

         5.10     AMENDMENT TO CONSTITUENT DOCUMENTS.

         Borrower shall not amend or modify any of its Constituent Documents.

         5.11     SATISFACTION OF CERTAIN OBLIGATIONS.

         In the event Borrower fails to make any payment or do any act as herein provided (including, but not limited to, maintaining any insurance required to be maintained under the Loan Documents or paying all taxes in accordance with the terms hereof) or there shall be a claim or Lien asserted or filed against the Collateral, Lender may, but shall not be obligated to (and without releasing Borrower from any obligation hereunder), make all such payments and perform all such acts or otherwise satisfy such obligations. All sums paid by Lender in respect thereof and all costs, fees and expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, which are incurred by Lender on account thereof, shall bear interest at the Default Rate, shall be payable on demand by Borrower to Lender, and shall be additional Obligations hereunder secured by the Collateral.

         5.12     FURTHER ASSURANCES.

         Borrower shall cause to be done, executed, acknowledged and delivered all and every such further act, conveyance and assurance as Lender shall require for accomplishing the purposes of this Agreement, the Note and the other Loan Documents. Borrower will defend and protect its title with respect to the Collateral and will indemnify Lender with respect thereto. Any payment in respect of such indemnity shall be made directly to Lender on demand in immediately available funds. Forthwith after notice from Lender, Borrower shall promptly, without further consideration, execute, acknowledge and deliver such further instruments and documents and will take such other actions as Lender may deem necessary or advisable from time to time to ensure the enforceability or priority of the Liens granted hereby, or otherwise to confirm and carry out the intent and purpose of this Agreement.


                         ARTICLE 6. FINANCIAL COVENANTS

         6.1      CASH FLOW COVERAGE RATIO.

         Borrower shall be in compliance with the following financial covenants (all financial terms used herein shall be determined in accordance with GAAP consistently applied, except as they may be otherwise defined herein):

         As at the end of fiscal quarters September 30, 1997 and December 31, 1997, a Cash Flow Coverage Ratio of not less than 1.5 to 1.0, thereafter and until the Loan is paid in full, a Cash Flow Coverage Ratio of not less than 1.75 to 1.0. "Cash Flow Coverage Ratio" means at any date, the ratio of (x) the sum of the net income of Borrower, plus depreciation, plus amortization of intangibles, plus amortization of capitalized costs that relate to expenses actually incurred in the pre-opening of Franchise restaurants, plus interest expense actually paid on all senior debt ("Interest Expense"), plus capitalized lease obligations to (y) Interest Expense plus for any period the sum of current maturities of senior debt plus scheduled principal payments under capitalized leases under which Borrower is the obligor. For the purposes of calculating the Cash Flow Coverage Ratio, extraordinary gains and losses on the sale of assets shall be excluded and inventory shall be calculated on a first in first out basis.

         6.2      LEVERAGE RATIO.

         Borrower shall maintain at all times throughout the Term a Leverage Ratio of not greater than 3.0 to 1.0. Leverage Ratio means at any date, the ratio of (x) all of the Indebtedness of Borrower to (y) (a) the aggregate amount of all assets of Borrower as may be properly classified as such in accordance with GAAP consistently applied excluding such other assets as are properly classified as intangible assets under GAAP, less (b) the aggregate amount of all liabilities of the Borrower. "Indebtedness" means with respect to Borrower, all:
(i) liabilities or obligations, direct and contingent, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of Borrower at the date as of which Indebtedness is to be determined, including, without limitation, contingent liabilities which, in accordance with such principles, would be set forth in a specific dollar amount on the liability side of such balance sheet, and capitalized lease obligations of Borrower; (ii) liabilities or obligations of others for which Borrower is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) or otherwise; (iii) liabilities or whether or not such liabilities or obligations shall have been assumed by it; and (iv) liabilities or obligations of Borrower, direct or contingent, with respect to letters of credit issued for the account of such Borrower and bankers acceptances created for Borrower.

                        ARTICLE 7. DEFAULTS AND REMEDIES

         7.1      EVENTS OF DEFAULT.

         The occurrence of one or more of the following described events is an Event of Default:

                  7.1.1 Borrower fails to make any payment of principal of or interest on the Note, within five (5) days when due; or

                  7.1.2 Borrower fails to perform or observe any of its covenants or agreements contained herein or in any other Loan Documents which cannot be cured; or

                  7.1.3 Borrower fails to perform or observe any other covenant or agreement to be performed or observed by it hereunder or under the other Loan Documents and such failure continues unremedied for a period of thirty (30) days after written notice of such failure by Lender to Borrower; or

                  7.1.4 Borrower voluntarily creates, suffers to exist, incurs or assumes any Lien, security interest, charge or encumbrance on, or with respect to, any part of or all the Collateral (other than Liens permitted under this Agreement) (collectively, the "Second Lien"), or the Liens held by Lender in and to the Collateral shall cease to be the first perfected Lien in and to the Collateral provided, however, Borrower shall be permitted within thirty (30) days of the existence of a Second Lien to bond over such Second Lien with an unrelated third party; or

                  7.1.5 Borrower sells, assigns, leases, or otherwise disposes of or relinquishes possession of, any Collateral except as permitted hereunder; or

                  7.1.6 any representation or warranty made by Borrower herein or in any other Loan Document or in any document or certificate furnished by Borrower to Lender in connection herewith or therewith at any time proves to have been incorrect in any material respect when made; or

                  7.1.7 this Agreement or any Loan Document at any time for any reason ceases to be in full force and effect or is declared by a court or governmental agency of competent jurisdiction to be null and void; or

                  7.1.8 Borrower is indicted or threatened with indictment by a governmental authority under any criminal statute or there is commenced against Borrower a criminal or civil proceeding pursuant to which the proceedings, penalties or remedies sought or available include forfeiture of any of the Collateral or a material portion of the assets of Borrower; or

                  7.1.9 there is a material adverse change in the business, operations or financial condition of Borrower or in the Collateral; or

                  7.1.10 a proceeding is instituted seeking a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Borrower, or for any substantial part of its properties or for the dissolution, winding-up or liquidation of its affairs or any substantial part of any of its properties and such proceeding remains undismissed or unstayed for a period of sixty (60) consecutive days or such court enters a decree or order granting the relief sought in such proceeding; or

                  7.1.11 Borrower voluntarily suspends transaction of its business, commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, consents to the entry of an order for relief in an involuntary case under any such law or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Borrower for any substantial part of any of its properties, or makes a general assignment for the benefit of creditors, or takes any action in furtherance of any of the foregoing; or

                  7.1.12 There shall be a judgment or judgments against Borrower for any amount in excess of $25,000 in the aggregate, which shall remain unpaid, unstayed on appeal, undischarged, unbonded with unrelated third party, covered by insurance or undismissed for a period of thirty (30) days or more; or

                  7.1.13 Borrower fails to perform or observe any of its covenants or agreements contained in Section 5.3 hereof or any such insurance shall at any time cease to be in full force and effect; or

                  7.1.14 Borrower ceases to operate its Franchise at any of the Premises, except as provided in Article 4.7 hereof.

         7.2      REMEDIES.

                  In case of an Event of Default, Lender may, at any time thereafter, at its option and without notice, exercise any or all of the following remedies:

                  7.2.1 ACCELERATION. Declare the entire Obligations immediately due and payable, without notice, and it shall thereupon be immediately due and payable; or

                  7.2.2 JUDICIAL FORECLOSURE AND OTHER ACTION. Commence and maintain an action or actions in any court of competent jurisdiction to foreclose the Mortgages pursuant to the Laws of the state where the Premises are located or to obtain specific enforcement of the covenants of Borrower hereunder. Borrower agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy; or

                  7.2.3 OFFSET RIGHTS. Apply in satisfaction of the Obligations or any amount at any time to become due or payable in connection with the ownership, occupancy, use, restoration or repair of the Premises, any deposits or other sums credited by or due from Lender to Borrower, including, without limitation, Insurance Proceeds and the Taking Proceeds (as defined in the Mortgages); or

                  7.2.4 CURE A DEFAULT. Without releasing Borrower from any obligation hereunder or under the Loan Documents, cure any default by Borrower. In connection therewith, Lender may enter upon the Premises and do such acts and things as Lender deems necessary or desirable to protect the Premises or the Leases (as defined in the Mortgages); or

                  7.2.5 POSSESSION OF PREMISES. Take physical possession of the Premises and of all books, records, documents and accounts relating thereto and exercise, without interference from Borrower, any and all rights which Borrower has with respect to the Premises, including, without limitation, the right at Borrower's expense, to rent and lease the same and to hire a professional property manager for the Premises. If necessary to obtain possession as provided for above, Lender may, without liability to Borrower or other persons, invoke any and all legal remedies to dispossess Borrower, including, without limitation, one or more actions for forcible entry and detainer, trespass and restitution. In connection with any action taken by Lender pursuant to this
Section 7.2.5 Lender shall not be liable for any loss sustained by Borrower resulting from any failure to let the Premises or from any other act or omission of Lender in managing the Premises unless caused by the willful misconduct or gross negligence of Lender, nor shall Lender be obligated to perform or discharge any obligation, duty or liability under any Lease or by reason of any Loan Document. Should Lender incur any such liability, the amount thereof shall be secured hereby and Borrower shall reimburse Lender therefor immediately upon demand. Lender shall have full power to make, from time to time, all alterations, renovations, repairs and replacements to the Premises as may seem proper to Lender; or

                  7.2.6 RECEIVER. Secure the appointment of a receiver for the Premises whether such receivership be incident to a proposed sale of such Premises or otherwise, and without regard to the value of the Premises or the solvency of Borrower. Borrower hereby consents to the appointment of such receiver or receivers, waives any and all defenses to such appointment and agrees not to oppose any application therefor by Lender. The appointment of such receiver, trustee or other appointee by virtue of any court order, or laws shall not impair or in any manner prejudice the rights of Lender to receive payment of rents and income; or

                  7.2.7 UNIFORM COMMERCIAL CODE REMEDIES. Exercise any and all rights of a secured party with respect to that portion of the Mortgage which constitutes personal property under the UCC of the state. Written notice mailed to Borrower, as provided herein, 10 days prior to the date of public sale of the Personalty (as defined in the Mortgages) or prior to the date, after which private sale of such Personalty will be made, shall constitute reasonable notice. Any sale made pursuant to the provisions of this Section 7.2.7 shall be deemed to have been a public sale conducted in a commercially reasonable manner, if held contemporaneously with the sale of the remainder of the Premises. In the event of a foreclosure sale, whether made by Lender under the terms hereof, or under judgment of a court, such Personalty and the other parts of the Premises may, at the option of Lender, be sold in parts or as a whole; or

                  7.2.8 SUBROGATION. Have and exercise all rights and remedies of any person, entity or body politic to whom Lender renders payment or performance in connection with the exercise of its rights and remedies under the Loan Documents; or

                  7.2.9 OTHER. Take such other actions or commence such other proceedings as Lender deems necessary or advisable to protect its interest in the Premises and/or collect the Obligations.

Any sums advanced by Lender under this Article hereof shall bear interest at the Default Rate, (but in no event more than the maximum rate permitted by law); and shall be payable by Borrower on demand and such sums together with such interest thereon shall constitute a part of the Obligations.

         7.3 HOLDING OVER. Should Borrower, after an Event of Default, continue in possession of any part of the Premises unlawfully, Borrower shall be a tenant from day to day, terminable at the will of either Borrower or Lender, at a reasonable rental per diem, such rental to be due and payable daily to Lender.

         7.4      GENERAL PROVISIONS RELATING TO REMEDIES.

                  7.4.1 CUMULATIVE REMEDIES. All of the rights, remedies and options set forth herein or otherwise available at law or in equity are cumulative and concurrent and may be exercised without regard to the adequacy of or exclusion of, any other right, remedy, option or security held by Lender.

                  7.4.2 RIGHT TO PURCHASE. At any sales of the Premises pursuant hereto, Lender shall have the right to purchase the Premises being sold, and in such cases the right to credit against the amount of the bid made therefor (to the extent necessary) all or any of the Obligations then due. If Lender acquires the Premises Borrower shall not be entitled to any proceeds of the further sale of the Premises by Lender.

                  7.4.3 NO WAIVER OR RELEASE BY LENDER. Lender may resort to any remedies and the security given by the Loan Documents in whole or in part, and in such portions and in such order as may seem best to Lender in its sole discretion, and any such action shall not in any way be considered as a waiver of any of the rights, benefits or remedies evidenced by the Loan Documents. The failure of Lender to exercise any right, remedy or option provided for in the Loan Documents shall not be deemed to be a waiver of any of the covenants or obligations secured by the Loan Documents. No sale of all or any of the Premises, no forbearance on the part of Lender and no extension of the time for the payment of the whole or any part of the Obligations or any other indulgence given by Lender to Borrower or any other person or entity including, without limitation, any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant in respect of the Premises or any interest therein or any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Obligations, shall operate to release or in any manner affect Lender's interest in the Premises or the liability of Borrower to pay the Obligations, except to the extent that such liability shall be reduced by proceeds of sale of all or any of the Premises received by Lender.

                  7.4.4 WAIVER BY BORROWER. Borrower hereby waives the benefit of any laws providing for appraisal or redemption, waives any right to bring or utilize any defense, counterclaim or setoff, other than one in good faith which denies the existence or sufficiency of the facts upon which the foreclosure action is grounded or which is based on Lender's wrongful actions. If any defense, counterclaim or setoff (other than one permitted by the preceding sentence) is timely raised in such foreclosure action, such defense, counterclaim or setoff shall be dismissed. If such defense, counterclaim or setoff is based on a claim which could be tried in an action for money damages, the foregoing waiver shall not bar a separate action for such damages (unless such claim is required by Laws or applicable rules of procedure to be pleaded in or consolidated with the action initiated by Lender) but such separate action shall not thereafter be consolidated with Lender's foreclosure action. The bringing of such separate action for money damages shall not be deemed to afford any grounds for staying Lender's foreclosure action.

                       ARTICLE 8. EXPENSES AND INDEMNITIES

         8.1      EXPENSES.

         Borrower shall promptly reimburse Lender for all costs, fees and expenses incurred by Lender in connection with the negotiation, preparation, execution, delivery, administration, operation and enforcement of each of the Loan Documents, including, but not limited to, the attorneys' and paralegals' fees of in-house and outside counsel, expert witness fees, lien, title search and insurance fees, appraisal fees, all charges and expenses incurred in connection with any and all environmental reports and environmental remediation activities, and all other costs, expenses, taxes and filing or recording fees payable in connection with the transactions contemplated by this Agreement, including, without limitation, all such costs, fees and expenses as Lender shall incur or for which Lender shall become obligated in connection with (i) any proceeding relating to the Loan Documents or the Collateral, (ii) actions taken with respect to the Collateral and Lender's security interest therein, including, without limitation, the defense or prosecution of any action involving Lender and Borrower or any third party, (iii) enforcement of any of Lender's rights and remedies with respect to the Obligations or Collateral, (iv) consultation with Lender's attorneys and participation in any workout, bankruptcy or other insolvency or other proceeding involving any Borrower or any affiliate, whether or not suit is filed, and (v) any other matters relating to or arising out of the Loan and/or the Loan Documents. After an Event of Default, Borrower shall be responsible and liable for any and all costs incurred by Lender in connection with any inspection or verification of the Collateral.

         8.2      ENVIRONMENTAL MATTERS.

                  8.2.1 DEFINITIONS. The following definitions apply to the provisions of this Section 8.2: (a) the term "Applicable Law" shall include, but shall not be limited to, each statute named or referred to in this Section 8.2.1 and all rules and regulations thereunder, and any other local, state and/or federal laws, rules, regulations or ordinances, whether currently in existence or hereafter enacted, which govern, to the extent applicable to the Premises or to Borrower, (i) the existence, cleanup and/or remedy of contamination on real property; (ii) the protection of the environment from soil, air or water pollution, or from spilled, deposited or otherwise emplaced contamination; (iii) the emission or discharge of hazardous substances into the environment; (iv) the control of hazardous wastes; or (v) the use, generation, transport, treatment, removal or recovery of Hazardous Substances; (b) the term "Hazardous Substance(s)" shall mean (i) any oil, flammable substance, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which either pose a hazard to the Premises or to persons on or about the Premises or cause the Premises to be in violation of any Applicable Law; (ii) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (iii) any chemical, material or substance defined as or included in the definition of "hazardous substances," "waste," "hazardous wastes," hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words or similar import under any Applicable Law, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 USC ss.ss. 9601 ET SEQ.; the Resource Conservation and Recovery Act ("RCRA"), 42 USC ss.ss. 6901 ET SEQ.; the Hazardous Materials Transportation Act, 49 USC ss.ss. 1801 ET SEQ.; the Federal Water Pollution Control Act, 33 USC ss.ss. 1251 ET SEQ.; and every other Applicable Law; (iv) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority which may or could pose a hazard to the health or safety of the occupants of the Premises or the owners and/or occupants of property adjacent to or surrounding the Premises, or any other person coming upon the property or adjacent property; and (v) any other chemical, materials or substance which may or could pose a hazard to the environment.

                  8.2.2 COVENANTS AND REPRESENTATIONS. (1) Borrower represents and warrants that there have not been during the period of Borrower's possession of any interest in the Premises and, to the best of its knowledge after reasonable inquiry, there have not been at any other time, any activities on the Premises involving, directly or indirectly, the use, generation, treatment, storage or disposal of any Hazardous Substances except in compliance with Applicable Law (i) under, on or in the land included in the Premises, whether contained in soil, tanks, sumps, ponds, lagoons, barrels, cans or other containments, structures or equipment, (ii) incorporated in the buildings, structures or improvements included in the Premises, including any building material containing asbestos, or (iii) used in connection with any operations on or in the Premises. (2) Without limiting the generality of the foregoing and to the extent not included within the scope of this Section 8.2.2, Borrower represents and warrants that it is in full compliance with Applicable Law and has received no notice from any person or any governmental agency or other entity of any violation by Borrower or its affiliates of any Applicable Law. (3) Borrower shall be solely responsible for and agrees to indemnify Lender, protect and defend Lender with counsel reasonably acceptable to Lender, and hold Lender harmless from and against any claims, actions, administrative proceedings, judgments, damages, punitive damages, penalties, fines, costs, liabilities (including sums paid in settlements of claims), interest or losses, attorneys' fees (including any fees and expenses incurred in enforcing this indemnity), consultant fees, expert fees, and other out-of-pocket costs or expenses actually incurred by Lender (collectively, the "Environmental Costs"), that may, at any time or from time to time, arise directly or indirectly from or in connection with: (i) the presence, suspected presence, release or suspected release of any Hazardous Substance whether into the air, soil, surface water or groundwater of or at the Premises, or any other violation of Applicable Law, or (ii) any breach of the foregoing representations and covenants; except to the extent any of the foregoing result from the actions of Lender, its employees, agents and representatives. All Environmental Costs incurred or advanced by Lender shall be deemed to be made by Lender in good faith and shall constitute Obligations hereunder.

                      ARTICLE 9. CLOSURE RELEASE PROVISION

         After the anniversary of the Second Loan Year and provided no Event of Default exists under this Agreement or any of the other Loan Documents, Borrower may close for business ("Closed Restaurant") only one Franchise restaurant at any time during the Term, provided Borrower pays to Lender the greater of ("Closure Price") (i) the sales price of the Closed Restaurant net reasonable closing costs, including but not limited to state transfer fees and brokerage fees, or (ii) the product of the allocable percentage of the Closed Restaurant times the then unpaid principal sum of the Loan and any and all accrued and unpaid interest. The allocable percentages are as hereinafter set forth:

                 Orange Park, FL                     7.78%
                 Ft. Myers, FL                       8.32%
                 Tallahassee, FL                    10.02%

                 Kissimmee, FL                       9.52%
                 Longwood, FL                       10.97%
                 Jacksonville, FL                    3.34%
                 Bradenton, FL                       8.08%
                 North Palm Beach, FL                6.80%
                 Ocala, FL                           7.85%
                 Greenville, SC                      8.96%
                 Columbia (Richland), SC             9.28%
                 Columbia (Lexington), SC            9.08%

In addition to the Closure Price, Borrower shall pay Lender (i) an administrative fee of $4,000; (ii) a premium for prepayment as follows: three percent (3%) of the Closure Price during each of the third and fourth Loan Years; two percent (2%) of the Closure Price during the fifth and sixth Loan Years; and one percent (1%) of the Closure Price during the seventh and all remaining Loan Years and (iii) any and all other sums currently due under the Note and the Loan Documents.

                            ARTICLE 10. MISCELLANEOUS

         10.1     FURTHER ASSURANCES.

         Borrower shall at any time and from time to time upon the written request of Lender, execute and deliver such further agreements, instruments and documents and do such further acts and things as Lender may reasonably request in order to effect the purposes of this Agreement.

         10.2     GENERAL INDEMNITY.

                  Borrower shall indemnify, defend and hold harmless Lender from and against, and, upon demand, reimburse Lender for, all claims, demands, liabilities, losses, damages, judgments, penalties, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be imposed upon, asserted against or incurred or paid by Lender, on account of any act performed or omitted to be performed under this Agreement, the Note or the other Loan Documents or on account of any transaction arising out of or in any way connected with the Collateral or this Agreement, the Note or the other Loan Documents (including, without limitation, any litigation matter involving claims or alleged claims by or disputes with third parties), except as a result of the willful misconduct or gross negligence of Lender.

         10.3     NO IMPLIED WAIVER; CUMULATIVE REMEDIES.

         No course of dealing and no delay or failure of Lender in exercising any right, power or privilege under this Agreement, the Note or any of the other Loan Documents shall affect such right, power or privilege except as and to the extent that the assertion of any such right, power or privilege shall be barred by an applicable statute of limitations; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of Lender under this Agreement, the Note or the other Loan Documents are cumulative and not exclusive of any rights or remedies which Lender would otherwise have.

         10.4     TAXES.

         Borrower agrees to pay or reimburse Lender for any and all stamp, document, transfer, recording or filing taxes or fees and all similar impositions payable or hereafter determined by Lender to be payable in connection with this Agreement, the Note or the other Loan Documents (including but not limited to those necessary or advisable to record or to ensure the enforceability or priority of this Agreement, the Note or the other Loan Documents), as determined by Lender in its sole discretion from time to time, and any other documents, instruments or transactions pursuant to or in connection herewith, and Borrower agrees to save Lender harmless from and against any and all present or future claims or liabilities with respect to or resulting from any delay in paying or omission to pay any such taxes, fees or similar impositions.

         10.5     TIME OF ESSENCE.

         Time is of the essence for the performance by Borrower of the Obligations set forth in this Agreement and the other Loan Documents.

         10.6     FURTHER ASSURANCES.

         Borrower shall promptly upon request of Lender (a) correct any defect, error or omission which may be discovered in the contents of any Loan Document or in the execution or acknowledgment thereof; (b) as to the Collateral, execute, acknowledge, deliver and record or file such further instruments (including, without limitation, mortgages, deeds of trust, security agreements, financing statements and specific assignments of rents or leases) and do such further acts, in either case as may be necessary, desirable or proper in Lender's reasonable opinion to (i) protect and preserve the first and valid lien and security interest of the Mortgage on the Premises or to subject thereto any property intended by the terms thereof to be covered thereby; and (ii) protect the interest and security interest of Lender in the Premises against the rights or interests of third parties. Borrower hereby appoints Lender as its attorney-in-fact, coupled with an interest, to take such actions necessary to perfect and preserve the valid liens and security interests in the Collateral and to perform such obligations on behalf of the Borrower, at Borrower's sole expense, if Borrower fails to comply fully with this Section 10.6.

         10.7     MODIFICATIONS, AMENDMENTS OR WAIVERS.

         Lender and Borrower may from time to time enter into written agreements amending, modifying or supplementing this Agreement, the Note or the other Loan Documents or changing the rights of Lender or Borrower hereunder or thereunder, and Lender may from time to time grant waivers or consents to a departure from the due performance of the obligations of Borrower thereunder. Any such agreement, waiver or consent must be in writing and shall be effective only to the extent set forth in such writing. In the case of any such waiver or consent, any Event of Default so waived or consented to shall be deemed to be cured and not continuing, but no such waiver or consent shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

         10.8     HOLIDAYS.

         Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder or the Note or any other Loan Document shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (and such day shall be included in the calculation of interest due), unless such next succeeding Business Day falls in a different calendar month, in which case payment or action shall be made or taken on the next preceding Business Day.

         10.9     NOTICES.

                  10.9.1 Except as otherwise provided herein, all notices and other communications required under the terms and provisions of this Agreement, the Note or the other Loan Documents shall be in writing and shall become effective when delivered by hand or received by overnight courier, telex, facsimile, telegram or registered first class mail, postage prepaid, addressed as follows:


                           If to Lender, at:

                                    FINOVA Capital Corporation
                                    115 West Century Road
                                    Paramus, New Jersey  07652
                                    Facsimile No. 201-712-3712
                                    Attention:  William J. McKinney
                                                Senior Vice President

with a copy to:                     Winick & Rich, P.C.
                                    919 Third Avenue
                                    New York, New York  10022
                                    Facsimile No. 212-308-5945
                                    Attention:  Helen M. Mittelman, Esq.

                                    If to Borrower, at:

                                    Roadhouse Grill, Inc.
                                    6600 N. Andrews Avenue
                                    Suite 160
                                    Ft. Lauderdale, FL 33309
                                    Facsimile No. 954-489-1485
                                    Attention:  Dennis Jones, CFO

with a copy to:                     Ruden McClosky Smith
                                    Schuster & Russell, P.A.
                                    200 East Broward Boulevard
                                    Fort Lauderdale, Florida   33301
                                    Facsimile No. 954-764-4996
                                    Attention: Scott Fuerst, Esq.

or at such other address as either party may, from time to time, designate in writing to the other party hereto.

                  10.9.2 If any notice is given by telex, facsimile transmission, or telegram, the party giving such notice shall confirm such notice by a writing delivered by hand or overnight courier; PROVIDED, HOWEVER, that for all purposes hereunder, notice shall be deemed effective at the time given by telex, telecopier or telegram.

         10.10    GOVERNING LAW.

         THIS AGREEMENT, THE NOTE, THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA.

         10.11    PERSONAL JURISDICTION AND SERVICE OF PROCESS.

         BORROWER IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST BORROWER UNDER, ARISING OUT OF, OR IN ANY MANNER RELATING TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN ANY STATE COURT OF THE STATE OF ARIZONA LOCATED IN MARICOPA COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA. BORROWER, BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING. BORROWER FURTHER AGREES THAT ANY LEGAL ACTION OR PROCEEDING BORROWER MAY BRING, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, SHALL ONLY BE BROUGHT IN ANY STATE COURT OF THE STATE OF ARIZONA LOCATED IN MARICOPA COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA. BORROWER ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO BORROWER IN THE MANNER PROVIDED FOR NOTICES IN THIS AGREEMENT. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. BORROWER SHALL NOT BE ENTITLED IN ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF ARIZONA, UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF ARIZONA. NOTHING HEREIN SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

         10.12    WAIVER OF JURY TRIAL.

         BORROWER AND LENDER HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR THEREWITH, INCLUDING THE LOAN DOCUMENTS.

         10.13    SEVERABILITY.

         The provisions of this Agreement, the Note and any other Loan Document are intended to be severable. If any such provision is held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         10.14    PRIOR UNDERSTANDINGS.

         This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the transactions provided for herein or therein.

         10.15    SURVIVAL.

         All representations and warranties of Borrower contained in this Agreement or any other Loan Document or made in writing in connection herewith or therewith shall survive the execution and delivery of this Agreement, the Note and the other Loan Documents, any investigation or inspection by Lender, the making of the Loan hereunder, the payment of the Note or the expiration of this Agreement. All covenants and agreements of Borrower contained herein shall continue in full force until payment in full of the Obligations. Borrower's obligation to pay the principal of and interest on the Note and all such other amounts shall be absolute and unconditional under any and all circumstances.

         10.16    SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and permitted assigns, except that Borrower may not assign, delegate or transfer any of its rights or obligations hereunder or any interest herein without the written consent of Lender which Lender may withhold in its absolute discretion. Any actual or attempted assignment by Borrower without Lender's consent shall be null, void and of no effect whatsoever. Lender may assign or otherwise transfer any or all of its rights, title, interests and obligations hereunder and under the Note and the other Loan Documents in whole or in part. If Lender makes such an assignment, the assignee shall have all of the rights of the Lender and Borrower shall not assert against the assignee any defense, counterclaims or setoff which Borrower may have against Lender. Except to the extent otherwise required by its context, the word "Lender" where used in this Agreement shall mean and include the holder of the Note originally issued to Lender, and the holder of such Note shall be bound by and have the benefits of this Agreement to the same extent as if such holder had been a signatory hereto, except that no assignee shall be deemed to assume any obligation or duty imposed upon Lender hereunder or the other Loan Documents and Borrower shall look only to Lender for performance thereof. As used in this Section 9.16, "assign" shall be deemed to include a pledge, sale of, or grant of a mortgage on, or a security interest in, any of the Collateral or this Agreement or the other Loan Documents by Lender and the term "assignee" shall be deemed to refer to the recipient of such pledge, sale, mortgage or security interest.

         10.17    COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed and delivered by the parties, constituting an original but all such counterparts together constituting but one and the same instrument.

         10.18    PUBLICITY.

         Lender is hereby authorized to issue appropriate press releases and to cause a tombstone to be published announcing the consummation of the transactions contemplated in this Agreement, including the aggregate amount of the Loan.

         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement effective as of the day and year first above written.

                                    ROADHOUSE GRILL, INC.

                                    By: /s/ Dennis Jones
                                        ----------------------------------------
                                                  Dennis Jones, CFO

                                    FINOVA CAPITAL CORPORATION

                                    By: /s/ Bernice H. Carr
                                        ----------------------------------------
                                    Name: Bernice H. Carr
                                        ----------------------------------------
                                    Title: Vice President
                                        ----------------------------------------

                                    EXHIBIT A

                                 PROMISSORY NOTE

I. DEFINED TERMS. As used in this Promissory Note, the following terms shall have the following meanings:

         1.       LENDER.  FINOVA Capital Corporation

         2.       BORROWER. Roadhouse Grill, Inc.

         3.       PRINCIPAL SUM.  $ 15,000,000

         4. MONTHLY INSTALLMENT. $________________, inclusive of interest at the Interest Rate.

         5.       NUMBER OF MONTHLY INSTALLMENTS.  180

         6.       DISBURSEMENT DATE. ___________________________________________

         7.       INTEREST RATE. ___________________% per annum

         8. DEFAULT RATE. The Interest Rate plus five percent (5%) per annum.

         9.       MATURITY DATE.________________________________________________

         10.      FIRST PAYMENT DATE.___________________________________________

         11. INDENTURE. Several Mortgage and Security Agreements of even date with this Note for Property located in Florida and South Carolina, which secures the Obligations.

         12. LOAN AGREEMENT. A certain Loan and Security Agreement of even date of this Note executed by and between Lender and Borrower.

         13. LOAN DOCUMENTS, INSURANCE PROCEEDS, TAKING PROCEEDS, AND PROPERTY shall have the same meanings as in the Indenture.

         14. LOAN YEAR. Each period of 365 or 366 (as the case may be) consecutive days commencing on the First Payment Date and each anniversary date thereof.

         15. MAXIMUM RATE. The highest rate of interest which may be charged by Lender or which Borrower may legally contract to pay under applicable law.

         16. EVENT OF DEFAULT AND REMEDIES OF LENDER AND OBLIGATIONS shall have the same meanings as in the Indenture and in the Loan Agreement.

II. PROMISE TO PAY. For value received, Borrower promises to pay to the order of Lender or holder of this Note, the Principal Sum, with interest at the Interest Rate on the unpaid Principal Sum from the Disbursement Date until the Principal Sum is fully paid. Interest shall be calculated on a 360-day year of twelve 30-day months.

III. PAYMENTS. Borrower shall pay Monthly Installments to Lender commencing with the Monthly Installment due on the First Payment Date and continuing on the same day of each month thereafter until the Maturity Date, at which time the entire unpaid Principal Sum and all accrued interest shall be paid in full. Interest for the period from the Disbursement Date to the First Payment Date shall be paid on the Disbursement Date. Prior to the occurrence of an Event of Default, all payments made hereunder shall be applied FIRST to all amounts due hereunder, other than interest and the Principal Sum, THEN to interest due and payable hereunder and THEN to the Principal Sum. If an Event of Default has occurred and is continuing, all payments made hereunder may be applied to sums due hereunder or the Loan Documents in any order or combination which Lender may, in its sole discretion, determine.

         All payments shall be made in lawful money of the United States of America, in good funds, to Lender at 115 West Century Road, Paramus, New Jersey 07652, or at such other place as Lender may from time to time designate in writing.

IV. LATE CHARGE AND ADDITIONAL INTEREST. TIME IS OF THE ESSENCE HEREOF. If any Monthly Installment is not paid within ten (10) days when due, Borrower will pay Lender a late charge equal to five (5%) percent of each delayed Monthly Installment, (but in no event more than the maximum amount permitted by law) to offset Lender's administrative costs and expenses occasioned by such delay.

         Any amounts required to be paid hereunder which remain unpaid five (5) days after the due date thereof shall bear interest at the Default Rate (but in no event higher than the Maximum Rate), until all such amounts are paid to Lender.

V. WAIVERS. Borrower waives, to the fullest extent allowed by law, presentment for payment, demand, notice of non-payment, notice of intention to accelerate and of acceleration of the Maturity Date of this Note, notice of protest, and protest of this Note and all other notices of any kind or nature to which Borrower may be entitled.

VI. NO USURY. Lender and Borrower intend this Note to comply in all respects with all provisions of law and not to violate, in any way, any legal limitations on interest charges. Accordingly, if, for any reason, Borrower is required to pay, or has paid, interest on the Principal Sum at a rate in excess of the Maximum Rate, then the Interest Rate shall be deemed to be reduced, automatically and immediately, to the Maximum Rate, and interest payable hereunder shall be computed and paid at the Maximum Rate and the portion of all prior payments of interest in excess of the Maximum Rate shall be deemed to have been payments in reduction of the Principal Sum and applied as partial prepayments notwithstanding any provision hereof prohibiting partial prepayments.

VII. EVENTS OF DEFAULT; REMEDIES OF LENDER. The Events of Default hereunder and rights and remedies of Lender upon the occurrence on Event of Default are set forth herein and in the Loan Documents which are incorporated by reference herein.

VIII. PREPAYMENT. Except as provided herein, Borrower may not prepay this Note during the first and second Loan Years. Commencing with the third Loan Year and if no Event of Default exists, Borrower may voluntarily prepay the entire unpaid Principal Sum on any date on which a Monthly Installment is payable. Borrower must give Lender at least thirty (30) days prior written notice of Borrower's intention to prepay. Once given, such notice may not be withdrawn, and failure to prepay in accordance with the notice shall be an Event of Default.

         The prepayment of the Principal Sum shall be accompanied by a payment of all accrued and unpaid interest, an administrative fee of $4,000 plus a premium for prepayment. The amount of the premium shall be: three percent (3%) of the unpaid Principal Sum during the third and fourth Loan Years; two percent (2%) of the unpaid Principal Sum during the fifth and six Loan Years; and one percent (1%) of the unpaid Principal Sum during the seventh and all remaining Loan Years.

         If the unpaid balance of the Principal Sum is accelerated, by reason of an Event of Default during any of the Loan Years, such an acceleration shall be deemed to be a prepayment and Borrower shall pay to Lender, in addition to all other sums due as a result of the acceleration, the applicable premium set forth herein. In the event of an acceleration in the first and second Loan Years, the amount of the premium shall be ten percent (10%) of the unpaid Principal Sum.

         If commencing with the third Loan Year a partial prepayment of the Principal Sum occurs as a result of a payment to Lender of a Closure Price, as defined in the Loan Agreement, each Monthly Installment thereafter shall be reduced to an amount which will amortize the then unpaid Principal Sum at the Interest Rate over the then remaining Number of Monthly Installments. In addition to the Closure Price, Borrower shall pay all sums set forth in Article 9 of the Loan Agreement.

         If a partial prepayment of the Principal Sum occurs as a result of the application by Lender of Taking Proceeds or Insurance Proceeds, as provided in the Indenture each Monthly Installment thereafter shall be reduced to an amount which will amortize the then unpaid Principal Sum at the Interest Rate over the then remaining Number of Monthly Installments. No prepayment premium nor administrative fee are required to be paid by Borrower in connection with any Taking Proceeds or Insurance Proceeds.

IX. GENERAL. Borrower represents that the proceeds of the loan evidenced by this Note will be used solely for business or commercial purposes. This Note may not be changed or amended orally. If there is more than one Borrower, the obligations of each Borrower shall be joint and several.

X. GOVERNING LAW. This Note shall be deemed to have been delivered at and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of Arizona.

XI. VENUE. Borrower expressly and irrevocably consents that any legal action or proceeding against Borrower under, arising out of or in any manner relating to this Note or the other Loan Documents, may be brought in any court of the State of Arizona located in Maricopa County or in the United States District Court for the District of Arizona. Borrower further agrees that any legal action or proceeding Borrower may bring arising out of or in any manner relating to this Note or the other Loan Documents shall only be brought in any court of the State of Arizona located in Maricopa County or in the United States District Court for the District of Arizona. Borrower, by the execution and delivery of this Note, expressly and irrevocably consents and submits to the personal jurisdiction of any of such courts in any such action or proceeding, and further expressly and irrevocably consents to the service of any complaint, summons, notice or other process relating to such action or proceeding by delivery thereof to it by hand or by mail in the manner provided for in the Loan Documents. Borrower hereby expressly and irrevocably waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue, FORUM NON CONVENIENS or any similar basis. Borrower shall not be entitled in any such action or proceeding to assert any defense given or allowed under the laws of any State other than the State of Arizona unless such defense is also given or allowed by the laws of the State of Arizona. Nothing in this Note shall



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

affect or impair in any manner or to any extent the right of Lender to commence legal proceedings or otherwise proceed against Borrower in any jurisdiction or to serve process in any manner permitted by law.

         IN WITNESS WHEREOF, this Note has been executed and delivered this _______ day of ________________, 1997.


                                           ROADHOUSE GRILL, INC.

                                            By:
                                                --------------------------------
                                                       Dennis Jones, CFO






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